U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 24, 2016 (March 23, 2016)

Mobiquity Technologies, Inc.

(Exact name of registrant as specified in its charter)

New York

(State or jurisdiction of incorporation or organization)

000-51160

(Commission File Number)

11-3427886

(I.R.S. Employer Identification Number)

600 Old Country Road, Suite 541, Garden City, NY 11530

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (516) 256-7766

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07.     Submission of Matters to a Vote of Security Holders

On March 23, 2016, a Special Meeting of Stockholders was held to consider and vote upon the following proposals:

1.	To approve an amendment of the Company’s certificate of incorporation to increase the number of authorized shares of common stock from 200,000,000 shares, $.0001 par value to 500,000,000 shares, $.0001 par value.

2.	To ratify, adopt and approve our 2016 Employee Compensation and Benefit Plan covering 10,000,000 shares.

At the Stockholder Meeting, each proposal passed. There were 54,616,575 shares present in person or by proxy. Proposal 1 passed by a vote of 50,479,977 shares in favor and 4,136,598 shares against. Proposal 2 passed by a vote of 30,147,279 shares in favor, 10,832,009 against and broker non-votes of 13,637,287.

Item 9.01.     Financial Statements and Exhibits.

Exhibit	Description

3.1	Amendment to Certificate of Incorporation. (Filed herewith.)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(b) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOBIQUITY TECHNOLOGIES, INC.

Dated: March 24, 2016	By:	/s/ Dean L. Julia
Dean L. Julia, Co-Chief Executive Officer